UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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AXION INTERNATIONAL HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AXION INTERNATIONAL HOLDINGS, INC.

4005 All American Way

Zanesville, Ohio 43701

(740) 452-2500

NOTICE OF CONSENT SOLICITATION

______ __, 2014

To our Shareholders:

This Notice of Consent Solicitation and accompanying Consent Solicitation Statement are furnished to you by Axion International Holdings, Inc., a Colorado corporation (the “Company” or “us” or “we” or “our”) in connection with the solicitation of written consents from the holders of our preferred stock and common stock (the “Shareholders”) to take action without a Shareholders’ meeting.

We are soliciting your consent to (i) approve an amendment to the Company’s current Articles of Incorporation to effect a reverse stock split of the our common stock (the “Reverse Stock Split”) by a ratio of not less than 1-for-8 and not more than 1-for-20 at any time prior to March 31, 2015, with the Board of Directors (the “Board”) having the discretion as to whether or not the Reverse Stock Split is to be effected, and with the exact ratio of any Reverse Stock Split to be set at a whole number within the above range as determined by the Board in its discretion (“Proposal 1”) (ii) in the event the Shareholders approve and our Board effects the Reverse Stock Split, approve an amendment to the Company’s current Articles of Incorporation to decrease the number of authorized shares of the Company’s common stock from 250,000,000 shares to an amount equal to 250,000,000 divided by the number of shares being combined into one pursuant to the Reverse Stock Split (“Proposal 2”) and (iii) in the event the Shareholders approve the Reverse Stock Split and our Board effects the Reverse Stock Split, approve an amendment to the Company’s current Articles of Incorporation to provide for the automatic conversion of the Company’s preferred stock immediately upon the Company’s shares of common stock being listed upon a U.S. based stock exchange (“Proposal 3”).

The primary intent of the Reverse Stock Split is to increase the market price of our common stock to enhance our ability to meet the initial listing requirements of either the NASDAQ Capital Market or NYSE MKT LLC.  The goal of seeking to list on one of these national exchanges is the potential for increased visibility and liquidity as well as making our common stock more attractive to a broader range of institutional and other investors. In addition, upon listing, the holders of our outstanding convertible notes have agreed to convert their shares and upon such conversion the holders of 607,998 shares of Preferred Stock, which are convertible into 7,599,975 shares of Common Stock, have agreed to convert their preferred shares. These conversions, along with our recent tender offer in which most of our outstanding warrants were exchanged for shares, will substantially improve our capitalization and our prospects for raising additional capital. It is currently our intent to seek such listing in connection with a public offering for the shares of our Common Stock.

We have established the close of business on July 31, 2014 (the “Record Date”), as the record date for determining Shareholders entitled to execute and submit written consents.  The affirmative vote of a majority of the shares of our Common Stock which are issued and outstanding and which are issuable upon conversion of shares of our Preferred Stock as of the close of business on the Record Date must vote in favor of the Proposals to be approved by Shareholders. In addition, the affirmative vote of a majority of the shares of our Preferred Stock which are issued and outstanding as of the close of business on the Record Date must also vote in favor of Proposal 3.

This solicitation is being made on the terms and subject to the conditions set forth in the accompanying Consent Solicitation Statement and Written Consent. To be counted, your properly completed Written Consent must be received before 5:00 p.m. Eastern Time, on ____ ___, 2014, subject to early termination of the Consent Solicitation by the Board if the required majority approvals are received, or extension of the time of termination by the Board.

Failure to submit the Written Consent will have the same effect as a vote against the Proposals.  We recommend that all Shareholders consent to the Proposals, by marking the box entitled “FOR” with respect to each Proposal and submitting the Written Consent by one of the methods set forth in the form of Written Consent which is attached as Appendix B to the Consent Solicitation Statement.  If you sign and send in the Written Consent form but do not indicate how you want to vote as to each Proposal, your consent form will be treated as consent “FOR” each Proposal.

By Order of the Board of Directors of Axion International Holdings, Inc.

/s/ Donald Fallon

Donald Fallon

Chief Financial Officer and Treasurer

AXION INTERNATIONAL HOLDINGS, INC.

4005 All American Way

Zanesville, Ohio 43701

(740) 452-2500

CONSENT SOLICITATION STATEMENT

General

This Consent Solicitation Statement is furnished to you by Axion International Holdings, Inc., a Colorado corporation (the “Company” or “us” or “we” or “our”) in connection with the solicitation of written consents from the holders of our preferred stock and common stock (collectively, the “Shareholders”) to take action without a Shareholders’ meeting.

Proposal 1: We are soliciting your consent to approve an amendment to the Company’s current Articles of Incorporation to effect a reverse stock split of our common stock by a ratio of not less than 1-for-8 and not more than 1-for-20 (the “Reverse Stock Split”) at any time prior to March 31, 2015, with the Board of Directors (the “Board”) having the discretion as to whether or not the Reverse Stock Split is to be effected, and with the exact ratio of any Reverse Stock Split to be set at a whole number within the above range as determined by the Board in its discretion (“Proposal 1”).

Our Board adopted Proposal 1 and recommends that shareholders vote FOR the approval of Proposal 1.

Proposal 2: We are soliciting your consent to, in the event the Shareholders approve and the Board effects the Reverse Stock Split, also approve an amendment to the Company’s current Articles of Incorporation to decrease the number of authorized shares of the Company’s common stock from 250,000,000 shares to an amount equal to 250,000,000 divided by the number of shares being combined into one pursuant to the Reverse Stock Split (“Proposal 2”).

Our Board adopted Proposal 2 and recommends that shareholders vote FOR the approval of Proposal 2.

Proposal 3: We are soliciting your consent to, in the event the Shareholders approve and the Board effects the Reverse Stock Split, also approve an amendment to the Company’s current Articles of Incorporation to provide for the automatic conversion of the Company’s preferred stock immediately upon the Company’s shares of common stock being listed upon a U.S. based stock exchange (“Proposal 3”).

Our Board adopted Proposal 3 and recommends that shareholders vote FOR the approval of Proposal 3.

We have established the close of business on July 31, 2014 (the “Record Date”), as the record date for determining Shareholders entitled to submit written consents.  The affirmative vote of the shares of our Common Stock which are issued and outstanding and which are issuable upon conversion of shares of our Preferred Stock as of the close of business on the Record Date must vote in favor of the Proposals to be approved by the Shareholders.  In addition, the affirmative vote of a majority of the shares of our Preferred Stock which are issued and outstanding as of the close of business on the Record Date must also vote in favor of Proposal 3.

 As of the Record Date, the Company had 69,050,800 shares of common stock outstanding (the “Common Stock”), held by approximately 1,193 registered holders of record and 694,623 shares of preferred stock outstanding (the “Preferred Stock”), held by approximately 53 registered holders of record. Voting materials, which include this Consent Solicitation Statement and a Written Consent form (attached as Appendix B), are being mailed to all Shareholders on or about _______ __, 2014.

Any beneficial owner of the Company’s Common Stock who is not a record holder must arrange with the person who is the record holder or such record holder’s assignee or nominee to: (i) execute and deliver a Written Consent on behalf of such beneficial owner; or (ii) deliver a proxy so that such beneficial owner can execute and deliver a Written Consent on its own behalf.

Shareholders who wish to consent must deliver their properly completed and executed Written Consents to the Company’s transfer agent, Computershare, in accordance with the instructions set forth in the Written Consent. The Company reserves the right (but is not obligated) to accept any Written Consent received by any other reasonable means or in any form that reasonably evidences the giving of consent to the approval of the Proposals.

Requests for copies of this Consent Solicitation Statement should be directed to Axion International Holdings, Inc. at the address or telephone number set forth above.

The Company expressly reserves the right, in its sole discretion and regardless of whether any of the conditions of the consent solicitation have been satisfied, subject to applicable law, at any time prior to 5:00 p.m. Eastern Time, on _____ __, 2014 (the “Expiration Date”) to (i) terminate the Consent Solicitation for any reason, including if the requisite consents of shareholders have been received to approve all proposals, (ii) waive any of the conditions to the consent solicitation, or (iii) amend the terms of the consent solicitation.

The final results of this solicitation of written consents will be published in a Current Report on Form 8-K (the “Form 8-K”) by the Company.  This Consent Solicitation Statement and the Form 8-K shall constitute notice of taking of a corporate action without a meeting by less than unanimous written consent as permitted by applicable law, Article XV of our Articles of Incorporation and Article I, Section 8 of our Bylaws.

All questions as to the form of all documents and the validity and eligibility (including time of receipt) and acceptance of consents and revocations of consents will be determined by the Company, in its sole discretion, which determination shall be final and binding.

Revocation of Consents

Written consents may be revoked or withdrawn by any Shareholder at any time before the Expiration Date unless we have sooner terminated this Consent Solicitation because requisite consents have been obtained. A notice of revocation or withdrawal must specify the record Shareholder’s name and the number of shares being withdrawn.  After the Expiration Date or upon termination of this Consent Solicitation, all written consents previously executed and delivered and not revoked will become irrevocable.  Revocations may be submitted to the Corporate Secretary of the Company by the same methods as written consents may be submitted, as set forth in the form of Written Consent attached hereto as Appendix B.

Solicitation of Consents

Our Board is sending you this Consent Solicitation Statement in connection with its solicitation of Shareholder consent to approve the Proposals.  The Company will pay for the costs of solicitation.  We will pay the reasonable expenses of brokers, nominees and similar record holders in mailing consent materials to beneficial owners of our Preferred Stock and Common Stock.  Because as to all Proposals the affirmative consent of the shares of our Common Stock which are issued and outstanding and which are issuable upon conversion of shares of our Preferred Stock as of the close of business on the Record Date must vote in favor of the Proposals to be approved by Shareholders, not returning the Written Consent will have the same effect as a vote against the Proposals. As to Proposal 3, the affirmative consent of a majority of the issued and outstanding shares of Preferred Stock is also required so a holder of Preferred Stock who does not execute a consent will have the same effect as a vote against this Proposal.

Other than as discussed above, the Company has made no arrangements and has no understanding with any other person regarding the solicitation of consents hereunder, and no person has been authorized by the Company to give any information or to make any representation in connection with the solicitation of consents, other than those contained herein and, if given or made, such other information or representations must not be relied upon as having been authorized. In addition to solicitations by mail, consents may be solicited by directors, officers and other employees of the Company who will receive no additional compensation therefor.

Members of our Board and management beneficially own shares of our Common Stock and intend to submit their consents “For” the Proposals.  See “Security Ownership of Certain Beneficial Owners and Management”.

How many votes do I have?

Each share of Common Stock is entitled to one vote on each proposal. Each share of Preferred Stock when voted with the Common Stock is entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock are convertible and as to the separate vote of the holders of shares of Preferred Stock under Proposal 3, one vote per share.

No Appraisal Rights

Under Colorado Revised Statutes, the Company’s shareholders are not entitled to dissent rights in connection with Proposals 1, 2 or 3, and we will not independently provide our shareholders with any such right.

Householding Matters

Shareholders that share a single address will receive only one Consent Solicitation Statement and Written Consent at that address, unless we have received instructions to the contrary from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a Shareholder of record residing at such an address wishes to receive a separate copy of this Consent Solicitation Statement or of future consent solicitations (as applicable), he or she may write to us at: Axion International Holdings, Inc., 4005 All American Way, Zanesville, Ohio 43701, Attention: Don Fallon, Chief Financial Officer.  We will deliver separate copies of this Consent Solicitation Statement and form of Written Consent promptly upon written request. If you are a Shareholder of record receiving multiple copies of our Consent Solicitation Statement and form of Written Consent, you can request householding by contacting us in the same manner. If you own your shares through a bank, broker or other shareholder of record, you can request additional copies of this Consent Solicitation Statement and form of Written Consent or request householding by contacting the shareholder of record.

As of the Record Date, the closing price of our Common Stock was $0.54 per share and our total market capitalization was approximately $37,287,000.

INTEREST OF DIRECTORS AND EXECUTIVE OFFICERS IN THE PROPOSALS

No director, executive officer, associate of any director, executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Proposals that is not shared by all other Shareholders.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

The number of outstanding shares of our Common Stock and Preferred Stock at the close of business on July 31, 2014, the Record Date for determining our Shareholders who are entitled to notice of and to vote on the approval of the Proposals, is 69,050,800 and 694,623 (convertible into 8,466,225 shares of common stock), respectively.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our voting securities on July 31, 2014, by (1) each director, director nominee, and named executive officer of the Company, (2) all directors and named executive officers of the Company as a group, and (3) each shareholder, or group of affiliated shareholders, known by us to own more than 5% of our voting securities. Except as otherwise set forth below, the address of each of the persons listed below is c/o Axion International Holdings, Inc., 4005 All American Way, Zanesville, Ohio 43701.

	Amount and
	Nature of
	Beneficial	Percent of Class
Name and Address of Beneficial Owner	Ownership	(1)
Directors and executive officers
Allen Kronstadt, Director (2)	28,381,302	33.5%
Perry Jacobson, Chairman of Board (3)	993,652	1.4%
Steven Silverman, Chief Executive Officer and Director (4)	550,000	*
Donald Fallon, Chief Financial Officer and Treasurer (5)	250,000	*
Allen Hershkowitz, Director (6)	100,000	*
Anthony Hatch, Director (7)	100,000	*
Thomas Bowersox, Secretary and Director (8)	80,000	*
Claude Brown, Chief Operating & Technology Officer (9)	75,000	*

All directors and officers as a group (8 persons) (10)	30,529,954	35.3%

Other persons:
Samuel G. Rose and Julie Walters (11)	30,707,861	35.8%
MLTM Lending, LLC (12)	25,873,069	30. 9%
ML Dynasty Trust (13)	23,192,647	28.5%

All other persons (3 persons) (14)	56,580,930	56.3%

* Less than 1% of outstanding shares.

(1)	As of July 31, 2014, we had 77,517,025 equivalent shares of common stock outstanding, comprising 69,050,800 shares of common stock and 694,623 shares of 10% convertible preferred stock, convertible into 8,466,225 shares of common stock. Unless otherwise indicated in these footnotes, each shareholder has sole voting and investment power with respect to the shares beneficially owned. All share amounts reflect beneficial ownership determined pursuant to Rule 13d-3 under the Exchange Act. All information with respect to beneficial ownership has been furnished by the respective director or executive officer, as the case may be.

(2)	Includes 12,583,256 shares of common stock held in the name of Mr. Kronstadt, 7,300 shares of common stock held by the Danielle Nicole Kronstadt Irrevocable Trust, dated February 26,2001, 13,000 shares of common stock held by the Jamie Fay Kronstadt Irrevocable Trust, dated February 26, 2001, 22,885 shares of common stock held by the Michael Benjamin Kronstadt Irrevocable Trust, dated February 26,2001 and 181,618 shares of common stock held by the Bethesda Foundation, Inc., 15,573,243 shares of common stock issuable upon conversion of our 8% convertible promissory notes held by Mr. Kronstadt, and options to purchase 50,000 shares of common stock. Excludes options to purchase 120,000 shares of common stock which have not yet vested. The address of the beneficial owners is 11820 Parklawn Drive, Suite 404, Rockville, MD 20852.

(3)	Includes 287,402 shares of common stock and options and warrants to purchase 550,000 shares of common stock and excludes options to purchase 180,000 shares of common stock which have not yet vested. Also includes 12,500 shares of 10% convertible preferred stock, convertible into 156,250 shares of common stock.

(4)	Includes options to purchase 550,000 shares of common stock and excludes options to purchase 1,000,000 shares of common stock which have not yet vested. On August 4, 2014, Mr. Silverman resigned as CEO and was appointed vice-chairman.

(5)	Includes options to purchase 250,000 shares of common stock and excludes options to purchase 250,000 shares of common stock which have not yet vested.

(6)	Includes options to purchase 100,000 shares of common stock and excludes options to purchase 120,000 shares of common stock which have not vested.

(7)	Includes options to purchase 100,000 shares of common stock and excludes options to purchase 120,000 shares of common stock which have not yet vested.

(8)	Includes 5,000 shares of common stock and options to purchase 75,000 shares of common stock and excludes options to purchase 120,000 shares of common stock which have not yet vested.

(9)	Includes options to purchase 75,000 shares of common stock. On August 4, 2014, Mr. Brown was appointed CEO and Director.

(10)	Includes 13,100,461 shares of common stock and options and warrants for 1,750,000 shares of common stock, 156,250 shares issuable upon conversion of shares of preferred stock, and 15,523,243 shares issuable upon conversion of convertible notes.

(11)	Includes 13,934,710 shares of common stock of which 1,645,470 are held with shared voting and dispositive power, 12,289,240 shares of common stock held by Mr. Rose with sole voting and dispositive powers (of which 145,000 are held in the name of RPM Greenebaum & Rose 401(k) Plan, dated December 1, 1992 for the benefit of Mr. Rose), 15,523,151 shares of common stock issuable upon conversion of our 8% convertible promissory notes held with sole voting and dispositive powers by Mr. Rose, and 100,000 shares of 10% convertible preferred stock held with shared voting and dispositive powers convertible into 1,250,000 shares of common stock. The address of the beneficial owners is 5301 Wisconsin Avenue, NW, Suite 510, Washington, DC 20015.

(12)	Includes 11,151,957 shares of common stock of which shared voting and disposition power as to 10,971,535 shares exists with the ML Dynasty Trust, 14,721,112 shares issuable upon conversion of our 8% convertible notes of which shared voting and disposition power exists with the ML Dynasty Trust as to 12,221,112 shares. The address of the beneficial owners is 4922A St. Elmo Ave., Bethesda, MD 20814.

(13)	Includes 10,971,535 issued and outstanding shares and 12,221,112 shares issuable upon conversion of outstanding convertible notes, as to which only shared voting and disposition power exists for all such shares. With MLTM Lending, LLC

(14)	Includes 25,086,667 issued and outstanding shares and 1,250,000 and 30,244,263 shares issuable upon conversion of shares of preferred stock and convertible notes, respectively.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and any persons who own more than 10 percent of a registered class of our equity securities, to file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission.  Officers, directors, and greater than 10% shareholders are required to furnish us with copies of all such forms that they file.

To our knowledge, based solely on review of the copies of such reports furnished to us during the period, all such filing requirements were met, except:

•	Samuel Rose, Allen Kronstadt and MLTM Lending, LLC failed to file on a timely basis Form 4’s with respect to certain shares of common stock received as payment-in-kind interest and dividends issued to such persons during the year ended December 31, 2013.

PROPOSAL 1

AMENDMENT TO THE COMPANY’S

ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

Our Board has adopted resolutions (1) declaring that submitting an amendment to the Company’s current Articles of Incorporation to effect the Reverse Stock Split of our issued and outstanding Common Stock, as described below, was advisable and (2) directing that a proposal to approve the Reverse Stock Split be submitted to the holders of our Preferred Stock and Common Stock for their approval.

The form of the proposed amendment to the Company’s current Articles of Incorporation to effect a Reverse Stock Split of our issued and outstanding Common Stock will be substantially as set forth on Appendix A (subject to any changes required by applicable law).  If approved by our Shareholders, the Reverse Stock Split proposal would permit (but not require) our Board to effect a Reverse Stock Split of our issued and outstanding Common Stock at any time prior to March 31, 2015 by a ratio of not less than 1-for-8 and not more than 1-for-20, with the exact ratio to be set at a whole number within this range as determined by our Board in its sole discretion.  We believe that enabling our Board to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our shareholders.  In determining a ratio, if any, following the receipt of Shareholder approval, our Board may consider, among other things, factors such as:

☐	the initial listing requirements of various stock exchanges;

☐	the historical trading price and trading volume of our Common Stock;

☐	the number of shares of our Common Stock outstanding;

☐	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock;

☐	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

☐	prevailing general market and economic conditions.

Our Board reserves the right to elect to abandon the Reverse Stock Split, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its shareholders.

The Company will make a cash payment in lieu of issuing any fractional shares. The amendment to our Articles of Incorporation to effect the Reverse Stock Split, if any, will include only the Reverse Stock Split ratio determined by our board of directors to be in the best interests of our Shareholders and all of the other proposed amendments at different ratios will be abandoned.

Background and Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

Our Board is submitting the Reverse Stock Split to our Shareholders for approval with the primary intent of increasing the market price of our Common Stock to enhance our ability to meet the initial listing requirements of either The NASDAQ Capital Market or NYSE MKT LLC and to make our Common Stock more attractive to a broader range of institutional and other investors.   It is our intent to also undertake a public offering in connection with our listing which we have been advised will improve the prospects for the offering.  Accordingly, we believe that effecting the Reverse Stock Split is in the Company’s and our Shareholders’ best interests.

The Reverse Stock Split will enable us to meet one of the listing requirements on either The NASDAQ Capital Market or NYSE MKT LLC. The NASDAQ Capital Market requires, among other items, an initial bid price of least $4.00 per share and following initial listing, maintenance of a continued price of at least $1.00 per share.  The NYSE MKT LLC requires, among other items, an initial bid price of least $3.00 per share and following initial listing, maintenance of a continued price that is deemed acceptable. Reducing the number of outstanding shares of our Common Stock should, absent other  factors, increase the per share market price of our Common Stock, although we cannot provide any assurance that our minimum bid price would remain following the Reverse Stock Split over the minimum bid price requirement of any such stock exchange.

In addition, upon listing, the holders of our outstanding convertible notes have agreed to convert their notes and upon such conversion the holders of 607,998 shares of Preferred Stock, which are convertible into 7,599,975 shares of Common Stock, have agreed to convert their preferred shares. These conversions, along with our recent tender offer in which most of our outstanding warrants were exchanged for shares, will substantially improve our capitalization and our prospects for raising additional capital. It is currently our intent to seek such listing in connection with a public offering for the shares of our Common Stock.

Additionally, we believe that the Reverse Stock Split will make our Common Stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our Common Stock and not being listed on an exchange may affect its acceptability to certain institutional investors, professional investors and other members of the investing public.  Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.  In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.  Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.  We believe that the Reverse Stock Split will make our Common Stock a more attractive and cost effective investment for many investors, which will enhance the liquidity of the holders of our Common Stock.

Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock.  However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock.  As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Stock Split or that the market price of our Common Stock will not decrease in the future.  Additionally, we cannot assure you that the market price per share of our Common Stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split.  Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split, if approved by our Shareholders, would become effective upon our Board determining to effect the Reverse Stock Split (the “Effective Time”).   The exact timing will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and our Shareholders.  In addition, our Board reserves the right, notwithstanding Shareholder approval and without further action by the Shareholders, to elect not to proceed with the Reverse Stock Split if, at any time our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our Shareholders to proceed with the Reverse Stock Split.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Depending on the ratio for the Reverse Stock Split determined by our Board, a minimum of eight and a maximum of 20 shares of existing Common Stock will be combined into one new share of Common Stock.  The table below shows, as of the Record Date, the number of outstanding shares of Common Stock that would result from hypothetical Reverse Stock Split ratios within the prescribed range (without giving effect to the treatment of fractional shares):

Approximate Number of Outstanding Shares of
Common Stock
Reverse Stock Split Ratio	Following the Reverse Stock Split
1-for- 8	8,631,350
1-for -12	5,754,233
1-for-16	4,315,675
1-for-20	3,452,540

The actual number of shares issued after giving effect to the Reverse Stock Split, if implemented, will depend on the Reverse Stock Split ratio that is ultimately determined by our Board.

The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any Shareholder’s percentage ownership interest in the Company, except the Company will make a cash payment in lieu of issuing any fractional shares. In addition, the Reverse Stock Split will not affect any Shareholder’s proportionate voting power (subject to the treatment of fractional shares).

The implementation of the Reverse Stock Split will result in an increased number of authorized shares of Common Stock available for issuance. The resulting increase in such availability in the authorized number of shares of Common Stock could have a number of effects on the Company's Shareholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase in available authorized shares for issuance could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company does not have any other provisions in its Articles of Incorporation, Bylaws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device. Notwithstanding the above, if Proposal 2 is adopted, none of the above effects will occur and the authorized and unissued shares will proportionately be the same as existed prior to the Reverse Stock Split.

Additionally, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of authorized Common Stock that will become newly available as a result of the implementation of the Reverse Stock Split will reduce the current Shareholders' percentage ownership interest in the total outstanding shares of Common Stock. The Company may also issue the additional shares of authorized Common Stock that will become available as a result of the Reverse Stock Split without the additional approval of its Shareholders. As before, the adoption of Proposal 2 avoids these risks from occurring.

The Reverse Stock Split may result in some Shareholders owning “odd lots” of less than 100 shares of Common Stock.  Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Effective Time, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.  After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended.  Our Common Stock will continue to be listed on the Over the Counter Bulletin Board under the symbol “AXIH”, subject to any decision of our Board to list our securities on a national securities exchange.

Beneficial Holders of Common Stock (i.e. Shareholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by Shareholders through a bank, broker, custodian or other nominee in the same manner as registered Shareholders whose shares are registered in their names.  Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name.  However, these banks, brokers, custodians or other nominees may have different procedures than registered Shareholders for processing the Reverse Stock Split.  Shareholders who hold shares of our Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e. Shareholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent.  These Shareholders do not have stock certificates evidencing their ownership of the Common Stock.  They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Shareholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split Common Stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Shareholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by our transfer agent after the Effective Time.  The letter of transmittal will contain instructions on how a Shareholder should surrender his, her or its certificate(s) representing shares of our Common Stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split Common Stock (the “New Certificates”).  No New Certificates will be issued to a Shareholder until such Shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No Shareholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates.  Shareholders will then receive a New Certificate(s) representing the number of whole shares of Common Stock that they are entitled to as a result of the Reverse Stock Split, subject to the treatment of fractional shares described below.  Until surrendered, we will deem outstanding Old Certificates held by Shareholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split Common Stock to which these Shareholders are entitled, subject to the treatment of fractional shares.  Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split.  Therefore, we will not issue certificates representing fractional shares.  The Company will make cash payment in lieu of issuing any fractional shares.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the Reverse Stock Split ratio determined by the Board, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock.  This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Stock Split ratio determined by the Board, subject to our treatment of fractional shares.

Accounting Matters

The proposed amendment to the Company’s current Articles of Incorporation will not affect the par value of our Common Stock per share, which will remain no par value per share.  As a result, as of the Effective Time, the stated capital attributable to Common Stock on our balance sheet will not change due to the Reverse Stock Split.  Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock:

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”).  A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.  An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder.  This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors.  This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment).

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement.  Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. Holders

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes.  Therefore, a Shareholder generally will not recognize gain or loss on the Reverse Stock Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Stock Split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year. No gain or loss will be recognized by us as a result of the Reverse Stock Split.

No Appraisal Rights

Under Colorado Revised Statutes, the Company’s Shareholders are not entitled to dissent rights in connection with this Proposal, and we will not independently provide our Shareholders with any such right.

Vote Required

As to Proposal 1, the approval of an amendment to the Company’s current Articles of Incorporation requires the affirmative consent be obtained of a majority of the shares of our Common Stock which are issued and outstanding and which are issuable upon conversion of shares of our Preferred Stock, represented by proxy, and entitled to vote thereon. Abstentions and broker non-votes will have the same impact as a vote against Proposal 1. You may vote “FOR” or “AGAINST” or abstain from voting.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF AN AMENDMENT TO THE COMPANY’S CURRENT ARTICLES OF INCORPORATION TO AUTHORIZE A REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING COMMON STOCK.

PROPOSAL 2

IN THE EVENT THE SHAREHOLDERS APPROVE THE REVERSE STOCK SPLIT, Approval of AN Amendment to the company’s current Articles of Incorporation to DEcrease Authorized Shares of Common Stock

Our Board has approved (subject to Shareholder approval of and the Board effecting the Reverse Stock Split) an amendment to the Company’s current Articles of Incorporation to decrease the number of authorized shares of Common Stock from 250,000,000 to an amount equal to 250,000,000 divided by the number of shares being combined into one pursuant to the Reverse Stock Split, to be effective upon the filing of an amendment to the Company’s current Articles of Incorporation with the Secretary of State of Colorado in substantially the form attached hereto as Appendix A.

Background and Reasons for the Colorado Charter Amendment

As of July 31, 2014 we had (i) 250,000,000 shares of Common Stock authorized, of which 69,050,800 shares were issued and outstanding and (ii) 2,500,000 shares of preferred stock, no par value per share, authorized, of which 880,000 shares have been designated 10% convertible preferred stock, 694,623 shares of which were issued and outstanding and convertible into 8,466,225 shares of common stock. The Colorado Charter Amendment would decrease the number of shares of Common Stock that the Company is authorized to issue from 250,000,000 to the quotient of 250,000,000 and the number of shares of Common Stock being combined into one under the Reverse Stock Split. The par value of Common Stock will not be affected by the amendment to the Company’s current Articles of Incorporation.

The terms of our Preferred Stock, 8% Notes, and the 2003 and 2010 Stock Plan require us to maintain a sufficient number of authorized shares of Common Stock to satisfy our obligations to issue Common Stock thereunder. These obligations are as follows:

☐	The Preferred Stock was originally convertible into shares of Common Stock at a conversion price of $1.00 per share, as adjusted. The 694,623 issued and outstanding shares of Preferred Stock are currently convertible into 8,466,225 shares of Common Stock. Pursuant to the terms of the Preferred Stock, to date we have elected to pay our quarterly dividends in shares of Common Stock, rather than in cash. Holders of 607,998 shares of Preferred Stock have also agreed to defer the redemption right they possess until after December 31, 2016 and to have their shares automatically convert upon a majority of the principal amount outstanding under our convertible notes converting. In consideration of this deferral, we have agreed to issue additional shares of Common Stock upon conversion of their shares of Preferred Stock so as to provide them with the number of shares they would have received upon conversion if the conversion price was $0.80 for a conversion occurring in 2014, $0.70 if a conversion occurs in 2015 and $0.60 if a conversion occurs in 2016.

☐	As of July 31, 2014, we have issued an aggregate principal of $18,628,187.54 of 8% convertible notes. The 8% Notes are convertible into 47,921,826 shares of Common Stock subject to adjustment as provided for by the terms of the 8% Notes. Pursuant to the terms of the 8% Notes, since the issuance of the 8% Notes, the Company has elected to pay interest under the 8% Notes in shares of Common Stock rather than cash.

☐	As of July 31, 2014, (i) a total of 5,178,128 shares of Common Stock were subject to outstanding options under the 2003 Stock Plan and the 2010 Stock Plan, and (ii) a total of 3,915,000 shares of Common Stock were available for new award grants under the 2010 Stock Plan.

Effects of the Decrease in Authorized Common Stock

 To the extent that we have positive net income in future periods, a decrease in the number of shares of our common stock issued and outstanding would have the result of increasing our nominal earnings per share, which could help our visibility in the marketplace and increase the level of confidence in our common stock.

The relative rights and limitations of the shares of our common stock will remain unchanged as a result of the decrease in our authorized shares.

The Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended.

No Appraisal Rights

Under Colorado Revised Statutes, the Company’s Shareholders are not entitled to dissent rights in connection with this Proposal, and we will not independently provide our Shareholders with any such right.

Vote Required

As to Proposal 2, the approval of an amendment to the Company’s current Articles of Incorporation requires the affirmative consent be obtained of a majority of the shares of our Common Stock which are issued and outstanding and which are issuable upon conversion of shares of our Preferred Stock, represented by proxy, and entitled to vote thereon. Abstentions and broker non-votes will have the same impact as a vote against Proposal 2. You may vote “FOR” or “AGAINST” or abstain from voting.

Board Recommendation

The Board of Directors recommends a vote “for” the Colorado Charter Amendment.

PROPOSAL 3

IN THE EVENT THE SHAREHOLDERS APPROVE AND THE BOARD EFFECTS THE REVERSE STOCK SPLIT, Approval of AN AMENDMENT TO THE COMPANY’S CURRENT ARTICLES OF INCORPORATION TO MAKE CERTAIN

CHANGES TO THE TERMS OF OUR OUTSTANDING PREFERRED STOCK.

On August 26, 2014, the Board of Directors has approved and directed (subject to shareholder approval of and the Board’s determination to effect the Reverse Stock Split) that the Shareholders consider an amendment to the Company's current Articles of Incorporation that would amend the Certificate of Designations, Rights and Preferences of Preferred Stock, referred to as the Certificate of Designation, to amend the rights of the holders of Preferred Stock to provide for the automatic conversion of the Preferred Stock into Common Stock upon the Company’s shares of Common Stock being listed upon a U.S. based stock exchange. If approved, the amendment will become effective upon the filing of the Certificate of Amendment to the Certificate of Designations, Rights and Preferences of Preferred Stock to the Company's charter with the Secretary of State of the State of Colorado in substantially the form attached hereto as Appendix A. The Board of Directors believes that such amendment is in the best interest of the Company and all of its Shareholders.

Except as set forth below, the relative rights of the holders of the Company's Preferred Stock and Common Stock under the Company’s charter would remain unchanged. Subsection 6.b shall be is inserted before the existing Subsection 6.b (which shall be redesigned as Subsection 6.c).

“b.           Mandatory Conversion.

i.            Upon the Corporation’s shares of Common Stock being listed upon a U.S. based stock exchange (the time of such listing is referred to herein as the “Mandatory Conversion Time”), (A) all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective applicable Conversion Price, and (B) such shares may not be reissued by the Corporation.

ii.         All holders of record of shares of Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Subsection 6.b. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Subsection 6.b, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 6.b. As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion.

Effect of Charter Amendment

If this Proposal 3 is approved, all shares of Preferred Stock shall convert into Common Stock at the Mandatory Conversion Time and the holders of Preferred Stock will lose all rights they currently have as Preferred Shareholders, including, without limitation, liquidation preference, anti-dilution rights, certain blocking rights, etc.

The Board of Directors believes that it is in the best interest of the Company that all of its Shareholders approve the charter amendment to the Company’s current Articles of Incorporation because it would give us the added flexibility to convert our Preferred Stock into Common Stock.

No Appraisal Rights

Under Colorado Revised Statutes, the Company’s Shareholders are not entitled to dissent rights in connection with this Proposal, and we will not independently provide our Shareholders with any such right.

Vote Required

As to Proposal 3, the approval of an amendment to the Company’s current Articles of Incorporation requires the affirmative consent be obtained of (i) a majority of the shares of our Common Stock which are issued and outstanding and which are issuable upon conversion of shares of our Preferred Stock and (ii) a majority of the shares of our Preferred Stock voting as a separate class, represented by proxy, and entitled to vote thereon. Abstentions and broker non-votes will have the same impact as a vote against Proposal 3.You may vote “FOR” or “AGAINST” or abstain from voting.

.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF DESIGNATION.

SHAREHOLDER PROPOSALS

There are no proposals by any security holder which are or could have been included within this Consent Solicitation.

****

AVAILABLE INFORMATION

We are currently subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file periodic reports, Proxy Statements and other information with the SEC relating to our business, financial statements and other matters.  Copies of such reports, Proxy Statements and other information may be copied (at prescribed rates) at the public reference room maintained by the Securities and Exchange Commission at 100 F Street NE, Washington DC 20549.  For further information concerning the SEC’s public reference room, you may call the SEC at 1-800-SEC-0330.  Some of this information may also be accessed on the World Wide Web through the SEC’s Internet address at http://www.sec.gov.

Requests for documents relating to the Company should be directed to:

AXION INTERNATIONAL HOLDINGS, INC.

4005 All American Way

Zanesville, Ohio 43701

(740) 452-2500

Attention: Don Fallon

Our board of directors hopes that shareholders will complete, date and sign the enclosed Written Consent and return it in the accompanying envelope. Your cooperation is appreciated.

*    *    *

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Donald Fallon
Donald Fallon
Chief Financial Officer and Treasurer
Zanesville, Ohio

______ __, 2014

Appendix A

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

AXION INTERNATIONAL HOLDINGS, INC.

a Colorado corporation

Axion International Holdings, Inc. (the “Corporation”), organized and existing under and by virtue of the Colorado Business Corporation Act, does hereby certify as follows:

FIRST: The name of the corporation is Axion International Holdings, Inc.

SECOND: The following amendment to the Corporation’s Articles of Incorporation filed with the Colorado Secretary of State on February 11, 1981, as amended (the “Articles”), was duly adopted by the Board of Directors of the Corporation by unanimous written consent in accordance with Section 7-108-202 of the Colorado Business Corporation Act, and by the shareholders of the Corporation by written consent in accordance with Sections 7-107-104 of the Colorado Business Corporation Act.

THIRD: Upon the filing and effectiveness (the “Effective Time”) pursuant to the Colorado Business Corporation Act of this amendment to the Corporation’s Articles, each [*] shares of Common Stock issued and outstanding immediately prior to the Effective Time either issued and outstanding or held by the Corporation as treasury stock shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof (the “Reverse Stock Split”); provided that no fractional shares shall be issued to any holder and that instead of issuing such fractional shares, the Corporation shall round shares up to the nearest whole number. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above.

FOURTH: Article IV of the Articles is hereby amended and restated in its entirety to read in full as follows:

The aggregate number of Shares which the Corporation shall have authority to issue is ___________ (___________) Shares of Common Stock and Two Million Five Hundred Thousand (2,500,000) Shares of Preferred Stock. All Shares shall be without par value.

The Preferred Stock shall be issued in one or more series. The Board of Directors is hereby expressly authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative rights, preferences and limitations of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limitation thereto, the determination of any or all of the following and the shares of each series may vary from the shares of any other series in the following respects:

(a) The number of shares constituting such series and the designation thereof to distinguish the shares of such series from the shares of all other series;

(b) The annual dividend rate on the shares of that series and whether such dividends shall be cumulative and, if cumulative, the date from which dividends shall accumulate;

(c) The redemption price or prices for the particular series, if redeemable, and the terms and conditions of such redemption;

(d) The preference, if any, of shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(e) The voting rights, if any, in addition to the voting rights prescribed by law and the terms of exercise of such voting rights;

(f) The rights, if any, of shares of such series to be converted into shares of any other series or class and the terms and conditions of such conversion; and

(g) Any other relative rights, preferences and limitations of that series.

FIFTH: The Certificate of Designation filed with Articles of Amendment on March 22, 2011 shall be amended by redesigning Subsection 6.b.in such Certificate of Designation as Subsection 6.c. and adding a new Subsection 6.b. as follows:

b.           Mandatory Conversion.

i.            Upon the Corporation’s shares of Common Stock being listed upon a U.S. based stock exchange (the time of such listing is referred to herein as the “Mandatory Conversion Time”), (A) all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective applicable Conversion Price, and (B) such shares may not be reissued by the Corporation.

ii.         All holders of record of shares of Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Subsection 6.b. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Subsection 6.b, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 6.b. As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion.

IN WITNESS WHEREOF, Axion International Holdings, Inc. has caused these Articles of Amendment to be duly executed in its name and on its behalf by its President and Chief Executive Officer this ___ day of _________, 2014.

Axion international Holdings, Inc.

By:

Name: Donald Fallon

Title: Chief Financial Officer and Treasurer

[Signature page to Articles of Amendment to Articles of Incorporation]

* Whole number between ____ (__) and ___ (__) as determined by the Board of Directors in its sole discretion.

  Appendix B

WRITTEN CONSENT OF SHAREHOLDERS OF

AXION INTERNATIONAL HOLDINGS, INC.

The undersigned shareholder of Axion International Holdings, Inc.  (the “Company”) hereby acknowledges receipt of the Notice of Consent Solicitation and accompanying Consent Solicitation Statement, each dated _____, __, 2014. The undersigned hereby consents (by checking the FOR box) or declines to consent (by checking the AGAINST box or the ABSTAIN box) to the adoption of the following recitals and resolutions:

WHEREAS, the Board of Directors (“Board”) of the Company has determined that it is in the best interests of the Company and its shareholders for the shareholders to approve a reverse stock split of the Company’s outstanding shares of common stock, at a ratio of not less than 1-for-8 and not greater than 1-for-20 to become effective at such time as determined by the Board (the “Reverse Stock Split”), and has referred the same to the shareholders of the Company for approval by written consent;

WHEREAS, the Board of Directors of the Company approved the Reverse Stock Split on August 26, 2014 and recommended that the shareholders vote “FOR” the below resolution, which it has deemed is in the best interests of the Company and its shareholders;

NOW, THEREFORE, IT IS RESOLVED, that the shareholders of the Company hereby authorize the Board of Directors (the “Board”) of the Company to effect the Reverse Stock Split, including having the discretion as to whether or not the Reverse Stock Split is to be effected and with the exact ratio of any reverse split to be set at a whole number at a at a ratio of not less than 1-for-8 and not greater than 1-for-20 as determined by the Company’s Board in its discretion.

☐FOR                                ☐AGAINST                                ☐ABSTAIN

WHEREAS, the Board of Directors of the Company has determined that (subject to shareholder approval of and the Board’s determination to effect the Reverse Stock Split), it is in the best interests of the Company and its shareholders for the shareholders to approve an amendment to the Company’s current Articles of Incorporation to decrease the number of authorized shares of Common Stock from 250,000,000 to an amount equal to 250,000,000 divided by the number of shares being combined into one pursuant to the Reverse Stock Split (the “Authorized Share Amendment”) and has referred the same to the shareholders of the Company for approval by written consent;

WHEREAS, the Board of Directors of the Company approved the Authorized Share Amendment on August 26, 2014 and recommended that the shareholders vote “FOR” the below resolution, which it has deemed is in the best interests of the Company and its shareholders;

NOW, THEREFORE, IT IS RESOLVED, that the shareholders of the Company (subject to shareholder approval of and the Board’s determination to effect the Reverse Stock Split) hereby approve an amendment to the Company’s current Articles of Incorporation to decrease the number of authorized shares of Common Stock from 250,000,000 to an amount equal to 250,000,000 divided by the number of shares being combined into one pursuant to the Reverse Stock Split, effective upon filing the Articles of Amendment to the Company’s current Articles of Incorporation with the Secretary of State of Colorado, in the form attached as Appendix A to the Consent Solicitation Statement;

☐FOR                                ☐AGAINST                                ☐ABSTAIN

WHEREAS, the Board has determined that (subject to shareholder approval of and the Board’s determination to effect the Reverse Stock Split) the shareholders consider an amendment to the Company's current Articles of Incorporation that would amend the Certificate of Designations, Rights and Preferences of Preferred Stock, referred to as the Certificate of Designation, to amend the rights of the holders of Preferred Stock to provide for the automatic conversion of the Preferred Stock into Common Stock upon the Company’s shares of Common Stock being listed upon a U.S. based stock exchange (the “Conversion Amendment”) and has referred the same to the shareholders of the Company for approval by written consent;

WHEREAS, the Board of Directors of the Company approved the Conversion Amendment on August 26, 2014 and recommended that the shareholders vote “FOR” the below resolution, which it has deemed is in the best interests of the Company and its shareholders;

NOW, THEREFORE, IT IS RESOLVED, that the shareholders of the Company (subject to shareholder approval of the Reverse Stock Split) hereby approve an amendment to the Company’s current Articles of Incorporation to amend the rights of the holders of Preferred Stock to provide for the automatic conversion of the Preferred Stock into Common Stock upon the Company’s shares of Common Stock being listed upon a U.S. based stock effective upon filing the Articles of Amendment to the Company’s current Articles of Incorporation with the Secretary of State of Colorado, in the form attached as Appendix A to the Consent Solicitation Statement.

☐FOR                                ☐AGAINST                                ☐ABSTAIN

This Written Consent action may be executed in counterparts. Failure of any particular shareholder(s) to execute and deliver counterparts is immaterial so long as the holders of a majority of the voting power of the outstanding shares of the Company do execute and deliver counterparts.

This Written Consent is solicited by the Company’s Board of Directors.

 IN WITNESS WHEREOF, the undersigned has executed this Written Consent on   ______ __, 2014.

___________________________________________

Print name(s) exactly as shown on Stock Certificate(s)

________
Signature (and Title, if any)	Signature (if held jointly)

Sign exactly as name(s) appear(s) on stock certificate(s).  If stock is held jointly, each holder must sign.  If signing is by attorney, executor, administrator, trustee or guardian, give full title as such.  A corporation or partnership must sign by an authorized officer or general partner, respectively.

Please sign, date and mail this consent to the following address or send the consent through facsimile or the e-mail address listed below:

Computershare Trust Company, N.A.

350 Indiana Street, Suite 750

Golden, Colorado 80401

Attention: Proxy Department

You may also submit your consent by scan and email to dfallon@axih.com.